UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

June 6, 2007

Homeland Security Capital Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00631	52-2050585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4100 North Fairfax Drive, Suite 1150, Arlington, Virginia	22203-1664
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(703) 528-7073

________________________________________________________________
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 1, 2007, Homeland Security Capital Corporation (the “Company”) entered into a Securities Purchase Agreement with Cornell Capital Partners, LP (“Cornell Capital”), which provides for the purchase by Cornell Capital of a secured convertible debenture (the “Debenture”) in the amount of $2,750,000. The Debenture is convertible into the Company’s common stock, par value $0.001 per share (the “Common Stock”), based on a conversion price which shall be equal to the lesser of (1) $0.004 or (2) a ten percent discount to the lowest daily volume weighted average price of the Common Stock for the thirty days preceding conversion. The Debenture bears interest at 12% per annum and the principal amount will be payable on the third anniversary of the effective date of the Debenture. If the closing bid price of the Common Stock is trading below the conversion price at the time of the redemption notice, the Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium equal to ten percent (10%) of the principal amount being redeemed, and accrued interest. Pursuant to a Security Agreement between the Company and Cornell Capital and a Pledge and Escrow Agreement between the Company, Cornell Capital and the escrow agent, issued in connection with the Debenture, the Company's obligations under the Debenture are secured by a pledge of all of its assets. In connection with the sale of the Debenture, the Company also entered into an Agreement with Cornell (the “Agreement”) increasing the interest rate payable under certain existing convertible debentures issued by the Company to Cornell in an aggregate amount of $8,000,000 from 5% to 10% per annum, modifying the registration rights associated with such existing debentures to require the Company to file a registration statement covering the resale of shares of Common Stock issuable upon conversion of the existing debentures only upon demand by Cornell of such filing and waiving any penalty due for the failure to register the shares through the date of the Agreement.

In connection with the Securities Purchase Agreement, the Company issued a warrant to Cornell Capital for 80,000,000 shares of the Company’s Common Stock (the “Warrant”). The Warrant has an exercise price equal to $0.0015, which may be adjusted under the terms of the Warrant, and has a term of five years from the date of issuance on June 1, 2007. The Company also entered into a Registration Rights Agreement with the Cornell Capital pursuant to which the Company is obligated to file a registration statement covering the resale of shares of Common Stock issuable upon the conversion of the Debenture.

The foregoing is a summary of the terms and conditions of the Securities Purchase Agreement, the Convertible Debenture, the Security Agreement, the Pledge and Escrow Agreement, the Agreement, the Registration Rights Agreement, and the Warrant and does not purport to be complete. The foregoing is also qualified in its entirety by reference to the above-mentioned agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description

Exhibit	Description	Location
Exhibit 10.1	Securities Purchase Agreement, dated as of June 1, 2007 between the Company and Cornell Capital Partners, LP	Provided herewith

Exhibit 10.2	Registration Rights Agreement, dated as of June 1, 2007 between the Company and Cornell Capital Partners, LP	Provided herewith

Exhibit 10.3	Security Agreement, dated as of June 1, 2007 between the Company and Cornell Capital Partners, LP	Provided herewith

Exhibit 10.4	Pledge and Escrow Agreement, dated as of June 1, 2007 between the Company, Cornell Capital Partners, LP and David Gonzalez, Esq.	Provided herewith

Exhibit	Description	Location
Exhibit 10.5	Secured Convertible Debenture, dated as of June 1, 2007 issued to Cornell Capital Partners, LP	Provided herewith

Exhibit 10.6	Warrant dated as of June 1, 2007 issued to Cornell Capital Partners, LP	Provided herewith

Exhibit 10.7	Agreement dated as of June 1, 2007 between the Company and Cornell Capital Partners, LP	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2007	HOMELAND SECURITY CAPITAL CORPORATION

	By:	/s/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: President and Chief Executive Officer